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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): January 9, 2006


                              GENESIS ENERGY, L.P.
             (Exact name of registrant as specified in its charter)


       Delaware                     1-12295                76-0513049
(State or other jurisdiction of   (Commission           (I.R.S. Employer
 incorporation or organization)   File Number)         Identification No.)


   500 Dallas, Suite 2500, Houston, Texas                     77002
  (Address of principal executive offices)                  (Zip Code)


                          (713) 860-2500 (Registrant's
                     telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)




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Item 8.01.  Other Events.

Set forth below is a consolidated set of our "risk factors." It consolidates in one place management's current perception of our risk profile after taking into consideration changes in our portfolio, markets and organizational structure - as well as changes in the economy in general - that have occurred since we filed our Annual Report on Form 10-K relating to the year ended December 31, 2004 and our Periodic Reports on Form 8-K relating to calendar 2005. For example, it includes management's perception of the material risks associated with the syngas joint venture interest we acquired in 2005.

                              GENESIS ENERGY, L.P.

                                  RISK FACTORS

RISKS RELATED TO OUR BUSINESS

   WE MAY NOT HAVE SUFFICIENT CASH FROM OPERATIONS TO PAY THE CURRENT LEVEL OF QUARTERLY DISTRIBUTION FOLLOWING THE ESTABLISHMENT OF CASH RESERVES AND PAYMENT OF FEES AND EXPENSES, INCLUDING PAYMENTS TO OUR GENERAL PARTNER.

         The amount of cash we distribute on our units principally depends upon margins we generate from our crude oil gathering and marketing operations, margins from the pipeline transportation operations and sales of CO2, which will fluctuate from quarter to quarter based on, among other things:

         o        the prices at which we purchase and sell crude oil;

         o        the volumes of crude oil we transport;

         o        the volumes of CO2 we sell;

         o        the level of our operating costs;

         o        the level of our general and administrative costs; and

         o        prevailing economic conditions.

         In addition, the actual amount of cash we will have available for distribution will depend on other factors that include:

         o the level of capital expenditures we make, including the cost of acquisitions (if any);

         o        our debt service requirements;

         o        fluctuations in our working capital;

         o restrictions on distributions contained in our debt instruments;

         o our ability to borrow under our working capital facility to pay distributions; and

         o the amount of cash reserves established by our general partner in its sole discretion in the conduct of our business.

         You should also be aware that our ability to pay quarterly distributions each quarter depends primarily on our cash flow, including cash flow from financial reserves and working capital borrowings, and is not solely a function of profitability, which will be affected by non-cash items. As a result, we may make cash distributions during periods when we record losses and we may not make distributions during periods when we record net income.

   OUR PROFITABILITY AND CASH FLOW IS DEPENDENT ON OUR ABILITY TO INCREASE OR, AT A MINIMUM, MAINTAIN OUR CURRENT COMMODITY -- OIL, NATURAL GAS AND CO2 -- VOLUMES, WHICH OFTEN DEPENDS ON ACTIONS AND COMMITMENTS BY PARTIES BEYOND OUR CONTROL.

         Our profitability and cash flow is dependent on our ability to increase or, at a minimum, maintain our current commodity--oil, natural gas and CO2--volumes. We access commodity volumes through two sources, producers and service providers (including gatherers, shippers, marketers and other aggregators). Depending on the needs of each customer and the market in which it operates, we can either provide a service for a fee (as in the case of our pipeline transportation operations) or we can purchase the commodity from our customer and resell it to another party (as in the case of oil marketing and CO2 operations).

         Our source of volumes depends on successful exploration and development of additional oil and natural gas reserves by others and other matters beyond our control.

         The oil, natural gas and other products available to us are derived from reserves produced from existing wells, which reserves naturally decline over time. In order to offset this natural decline, our energy infrastructure assets must access additional reserves. Additionally, some of the projects we have planned or recently completed are dependent on reserves that we expect to be produced from newly discovered properties that producers are currently developing.

         Finding and developing new reserves is very expensive, requiring large capital expenditures by producers for exploration and development drilling, installing production facilities and constructing pipeline extensions to reach the new wells. Many economic and business factors out of our control can adversely affect the decision by any producer to explore for and develop new reserves. These factors include the prevailing market price of the commodity, the capital budgets of producers, the depletion rate of existing reservoirs, the success of new wells drilled, environmental concerns, regulatory initiatives, cost and availability of equipment, capital budget limitations or the lack of available capital, and other matters beyond our control. Additional reserves, if discovered, may not be developed in the near future or at all. We cannot assure you that production will rise to sufficient levels to allow us to maintain or increase the commodity volumes we are experiencing.

         We face intense competition to obtain commodity volumes.

         Our competitors--gatherers, transporters, marketers, brokers and other aggregators--include independents and major integrated energy companies, as well as their marketing affiliates, who vary widely in size, financial resources and experience. Some of these competitors have capital resources many times greater than ours and control substantially greater supplies of crude oil.

         Even if reserves exist in the areas accessed by our facilities and are ultimately produced, we may not be chosen by the producers to gather, transport, store or otherwise handle any of these reserves. We compete with others for any such volumes on the basis of many factors, including:

         o        geographic proximity to the production;

         o        costs of connection;

         o        available capacity;

         o        rates; and

         o        access to markets.

         Additionally, third-party shippers do not have long-term contractual commitments to ship crude oil on our pipelines. A decision by a shipper to substantially reduce or cease to ship volumes of crude oil on our pipelines could cause a significant decline in our revenues. In Mississippi, we are dependent on interconnections with other pipelines to provide shippers with a market for their crude oil, and in Texas, we are dependent on interconnections with other pipelines to provide shippers with transportation to our pipeline. Any reduction of throughput available to our shippers on these interconnecting pipelines as a result of testing, pipeline repair, reduced operating pressures or other causes could result in reduced throughput on our pipelines that would adversely affect our cash flows and results of operations.

         Fluctuations in demand for crude oil, such as those caused by refinery downtime or shutdowns, can negatively affect our operating results. Reduced demand in areas we service with our pipelines can result in less demand for our transportation services. In addition, certain of our field and pipeline operating costs and expenses are fixed and do not vary with the volumes we gather and transport. These costs and expenses may not decrease ratably or at all should we experience a reduction in our volumes gathered by truck or transmitted by our pipelines. As a result, we may experience declines in our margin and profitability if our volumes decrease.

   FLUCTUATIONS IN COMMODITY PRICES COULD ADVERSELY AFFECT OUR BUSINESS.

         Oil, natural gas, other petroleum product and CO2 prices are volatile and could have an adverse effect on a portion of our profits and cash flow. Our operations are affected by price reductions. Price reductions can materially reduce the level of exploration, production and development operations, as well as pipeline and marketing volumes.

         Prices for commodities can fluctuate in response to changes in supply, market uncertainty and a variety of additional factors that are beyond our control.

   OUR OPERATIONS ARE DEPENDENT UPON DEMAND FOR CRUDE OIL BY REFINERS IN THE MIDWEST AND ON THE GULF COAST.

         Any decrease in this demand for crude oil by the refineries or connecting carriers to which we deliver could adversely affect our business. Those refineries' need for crude oil also is dependent on the competition from other refineries, the impact of future economic conditions, fuel conservation measures, alternative fuel requirements, government regulation or technological advances in fuel economy and energy generation devices, all of which could reduce demand for our services.

   WE ARE EXPOSED TO THE CREDIT RISK OF OUR CUSTOMERS IN THE ORDINARY COURSE OF OUR CRUDE OIL GATHERING AND MARKETING ACTIVITIES.

         When we market crude oil, we must determine the amount, if any, of the line of credit we will extend to any given customer. Since typical sales transactions can involve tens of thousands of barrels of crude oil, the risk of nonpayment and nonperformance by customers is an important consideration in our business. In those cases where we provide division order services for crude oil purchased at the wellhead, we may be responsible for distribution of proceeds to all parties. In other cases, we pay all of or a portion of the production proceeds to an operator who distributes these proceeds to the various interest owners. These arrangements expose us to operator credit risk. As a result, we must determine that operators have sufficient financial resources to make such payments and distributions and to indemnify and defend us in case of a protest, action or complaint. Even if our credit review and analysis mechanisms work properly, there can be no assurance that we will not experience losses in dealings with other parties.

   OUR INDEBTEDNESS COULD ADVERSELY RESTRICT OUR ABILITY TO OPERATE, AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER OUR DEBT INSTRUMENTS AND MAKING DISTRIBUTIONS.

         We have outstanding indebtedness and the ability to incur more indebtedness. As of December 31, 2004, we had approximately $15.3 million outstanding of senior secured indebtedness and approximately $75.4 million outstanding of accounts payable.

         We and all of our subsidiaries must comply with various affirmative and negative covenants contained in our credit facilities. Among other things, these covenants limit the ability of us and our subsidiaries to:

         o        incur additional indebtedness or liens;

         o make payments in respect of or redeem or acquire any debt or equity issued by us;

         o        sell assets;

         o        make loans or investments;

         o        extend credit;

         o        acquire or be acquired by other companies; and

         o        amend some of our contracts.

         The restrictions under our indebtedness may prevent us from engaging in certain transactions which might otherwise be considered beneficial to us and could have other important consequences to you. For example, they could:

         o increase our vulnerability to general adverse economic and industry conditions;

         o limit our ability to make distributions to unitholders; to fund future working capital, capital expenditures and other general partnership requirements; to engage in future acquisitions, construction or development activities; or to otherwise fully realize the value of our assets and opportunities because of the need to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness or to comply with any restrictive terms of our indebtedness;

         o limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate; and

         o place us at a competitive disadvantage as compared to our competitors that have less debt.

         We may incur additional indebtedness (public or private) in the future, either under our existing credit facilities, by issuing debt instruments, under new credit agreements, under joint venture credit agreements, under capital leases or synthetic leases, on a project finance or other basis, or a combination of any of these. If we incur additional indebtedness in the future, it likely would be under our existing credit facility or under arrangements which may have terms and conditions at least as restrictive as those contained in our existing credit facilities. Failure to comply with the terms and conditions of any existing or future indebtedness would constitute an event of default. If an event of default occurs, the lenders will have the right to accelerate the maturity of such indebtedness and foreclose upon the collateral, if any, securing that indebtedness. If an event of default occurs under our joint ventures' credit facilities, we may be required to repay amounts previously distributed to us and our subsidiaries. In addition, if there is a change of control as described in our credit facility, that would be an event of default, unless our creditors agreed otherwise, under our credit facility. Any such event could limit our ability to fulfill our obligations under our debt instruments and to make cash distributions to unitholders which could adversely affect the market price of our securities.

   OUR OPERATIONS ARE SUBJECT TO FEDERAL AND STATE ENVIRONMENTAL AND SAFETY REGULATIONS AND LAWS RELATED TO ENVIRONMENTAL PROTECTION AND OPERATIONAL SAFETY.

         Our gathering and pipeline operations are subject to the risk of incurring substantial environmental and safety related costs and liabilities. These costs and liabilities could rise under increasingly strict environmental and safety laws, including regulations and enforcement policies, or claims for damages to property or persons resulting from our operations. If we are unable to recover such resulting costs through increased rates or insurance reimbursements, our cash flows and distributions to our unitholders could be materially affected.

         The transportation and storage of crude oil involves a risk that crude oil and related hydrocarbons may be suddenly or gradually released into the environment, which may result in substantial expenditures for a response action, significant government penalties, liability to government agencies for natural resources damages, liability to private parties for personal injury or property damages, and significant business interruption.

   OUR CO2 OPERATIONS PRIMARILY RELATE TO OUR VOLUMETRIC PRODUCTION PAYMENT INTERESTS, WHICH ARE A FINITE RESOURCE AND PROJECTED TO DEPLETE AROUND 2015.

         The cash flow from our CO2 operations primarily relates to our volumetric production payment, which is projected to terminate around 2015. Unless we are able to obtain a replacement supply of CO2 and enter into sales arrangements that generate substantially similar economics, our cash flow could decline significantly around 2015.

   OUR CO2 OPERATIONS ARE EXPOSED TO RISKS RELATED TO DENBURY'S OPERATION OF THEIR CO2 FIELDS, EQUIPMENT AND PIPELINE.

         Because Denbury Resources produces the CO2 and transports the CO2 to our customers, any major failure of its operations could have an impact on our ability to meet our obligations to our CO2 customers. We have no other supply of CO2 or method to transport it to our customers.

         The CO2 supplied by Denbury Resources to us for our sale to our customers could fail to meet the quality standards in the contracts due to impurities or water vapor content. If the CO2 were below specifications, we could be contractually obligated to provide compensation to our customers for the costs incurred in raising the CO2 quality to serviceable levels required by our contracts.

   FLUCTUATIONS IN DEMAND FOR CO2 BY OUR INDUSTRIAL CUSTOMERS COULD MATERIALLY IMPACT OUR PROFITABILITY.

         Our customers are not obligated to purchase volumes in excess of specified minimum amounts in our contracts. As a result, fluctuations in our customers' demand due to market forces or operational problems could result in a reduction in our revenues from our sales of CO2.

   OUR WHOLESALE CO2 INDUSTRIAL OPERATIONS ARE DEPENDENT ON FIVE CUSTOMERS.

         If one or more of those customers experience financial difficulties such that they fail to purchase their required minimum take-or-pay volumes, our cash flows could be adversely affected. We believe these five customers are credit worthy, but we cannot assure you that an unanticipated deterioration in their ability to meet their obligations to us might not occur.

   WE MAY NOT BE ABLE TO FULLY EXECUTE OUR GROWTH STRATEGY IF WE ENCOUNTER TIGHT CAPITAL MARKETS OR INCREASED COMPETITION FOR QUALIFIED ASSETS.

         Our strategy contemplates substantial growth through the development and acquisition of a wide range of midstream and other energy infrastructure assets while maintaining a strong balance sheet. This strategy includes constructing and acquiring additional assets and businesses to enhance our ability to compete effectively, diversify our asset portfolio and, thereby, provide more stable cash flow. We regularly consider and enter into discussions regarding, and are currently contemplating, additional potential joint ventures, stand-alone projects and other transactions that we believe will present opportunities to realize synergies, expand our role in the energy infrastructure business, and increase our market position and, ultimately, increase distributions to unitholders.

         We will need new capital to finance the future development and acquisition of assets and businesses. Limitations on our access to capital will impair our ability to execute this strategy. Expensive capital will limit our ability to develop or acquire accretive assets. Although we intend to continue to expand our business, this strategy may require substantial capital, and we may not be able to raise the necessary funds on satisfactory terms, if at all.

         In addition, we are experiencing increased competition for the assets we purchase or contemplate purchasing. Increased competition for a limited pool of assets could result in our not being the successful bidder more often or our acquiring assets at a higher relative price than that which we have paid historically. Either occurrence would limit our ability to fully execute our growth strategy. Our ability to execute our growth strategy may impact the market price of our securities.

   OUR GROWTH STRATEGY MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS IF WE DO NOT SUCCESSFULLY INTEGRATE THE BUSINESSES THAT WE ACQUIRE OR IF WE SUBSTANTIALLY INCREASE OUR INDEBTEDNESS AND CONTINGENT LIABILITIES TO MAKE ACQUISITIONS.

         We may be unable to integrate successfully businesses we acquire. We may incur substantial expenses, delays or other problems in connection with our growth strategy that could negatively impact our results of operations. Moreover, acquisitions and business expansions involve numerous risks, including:

         o difficulties in the assimilation of the operations, technologies, services and products of the acquired companies or business segments;

         o inefficiencies and complexities that can arise because of unfamiliarity with new assets and the businesses associated with them, including unfamiliarity with their markets; and

         o diversion of the attention of management and other personnel from day-to-day business to the development or acquisition of new businesses and other business opportunities.

         If consummated, any acquisition or investment also likely would result in the incurrence of indebtedness and contingent liabilities and an increase in interest expense and depreciation, depletion and amortization expenses. A substantial increase in our indebtedness and contingent liabilities could have a material adverse effect on our business, as discussed above.

   OUR ACTUAL CONSTRUCTION, DEVELOPMENT AND ACQUISITION COSTS COULD EXCEED OUR FORECAST, AND OUR CASH FLOW FROM CONSTRUCTION AND DEVELOPMENT PROJECTS MAY NOT BE IMMEDIATE.

         Our forecast contemplates significant expenditures for the development, construction or other acquisition of energy infrastructure assets, including some construction and development projects with technological challenges. We may not be able to complete our projects at the costs currently estimated. If we experience material cost overruns, we will have to finance these overruns using one or more of the following methods:

         o        using cash from operations;

         o        delaying other planned projects;

         o        incurring additional indebtedness; or

         o        issuing additional debt or equity.

         Any or all of these methods may not be available when needed or may adversely affect our future results of operations.

   FLUCTUATIONS IN INTEREST RATES COULD ADVERSELY AFFECT OUR BUSINESS.

         In addition to our exposure to commodity prices, we also have exposure to movements in interest rates. The interest rates on our indebtedness outstanding on the date of this prospectus, like our credit facility, are variable. Our results of operations and our cash flow, as well as our access to future capital and our ability to fund our growth strategy, could be adversely affected by significant increases or decreases in interest rates.

   OUR USE OF DERIVATIVE FINANCIAL INSTRUMENTS COULD RESULT IN FINANCIAL LOSSES.

         We use financial derivative instruments and other hedging mechanisms from time to time to limit a portion of the adverse effects resulting from changes in commodity prices, although there are times when we do not have any hedging mechanisms in place. To the extent we hedge our commodity price exposure, we forego the benefits we would otherwise experience if commodity prices were to increase. In addition, we could experience losses resulting from our hedging and other derivative positions. Such losses could occur under various circumstances, including if our counterparty does not perform its obligations under the hedge arrangement, our hedge is imperfect, or our hedging policies and procedures are not followed.

   A NATURAL DISASTER, CATASTROPHE OR OTHER INTERRUPTION EVENT INVOLVING US COULD RESULT IN SEVERE PERSONAL INJURY, PROPERTY DAMAGE AND ENVIRONMENTAL DAMAGE, WHICH COULD CURTAIL OUR OPERATIONS AND OTHERWISE ADVERSELY AFFECT OUR ASSETS AND CASH FLOW.

         Some of our operations involve higher risks of severe personal injury, property damage and environmental damage, any of which could curtail our operations and otherwise expose us to liability and adversely affect our cash flow. Virtually all of our operations are exposed to the elements, including tornadoes, storms, floods and earthquakes.

         If one or more facilities that are owned by us or that connect to us is damaged or otherwise affected by severe weather or any other disaster, accident, catastrophe or event, our operations could be significantly interrupted. Similar interruptions could result from damage to production or other facilities that supply our facilities or other stoppages arising from factors beyond our control. These interruptions might involve significant damage to people, property or the environment, and repairs might take from a week or less for a minor incident to six months or more for a major interruption. Any event that interrupts the fees generated by our energy infrastructure assets, or which causes us to make significant expenditures not covered by insurance, could reduce our cash available for paying our interest obligations as well as unitholder distributions and, accordingly, adversely impact the market price of our securities. Additionally, the proceeds of any property insurance maintained by us may not be paid in a timely manner or be in an amount sufficient to meet our needs if such an event were to occur, and we may not be able to renew it or obtain other desirable insurance on commercially reasonable terms, if at all.

   FERC REGULATION AND A CHANGING REGULATORY ENVIRONMENT COULD AFFECT OUR CASH FLOW.

         The FERC extensively regulates certain of our energy infrastructure assets. This regulation extends to such matters as:

         o        rate structures;

         o        rates of return on equity;

         o        recovery of costs;

         o the services that our regulated assets are permitted to perform;

         o        the acquisition, construction and disposition of assets; and

         o to an extent, the level of competition in that regulated industry.

         Given the extent of this regulation, the extensive changes in FERC policy over the last several years, the evolving nature of regulation and the possibility for additional changes, the current regulatory regime may change and affect our financial position, results of operations or cash flows.

   TERRORIST ATTACKS AIMED AT THE PARTNERSHIP'S FACILITIES COULD ADVERSELY AFFECT THE BUSINESS.

         On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scale. Since the September 11 attacks, the U.S. government has issued warnings that energy assets, specifically the nation's pipeline infrastructure, may be the future targets of terrorist organizations. These developments have subjected our operations to increased risks. Any future terrorist attack at our facilities, those of our customers and, in some cases, those of other pipelines, could have a material adverse effect on our business.

   DENBURY IS THE ONLY SHIPPER (OTHER THAN US) ON OUR MISSISSIPPI SYSTEM.

         Denbury Resources is our only customer on the Mississippi System. This relationship may subject our operations to increased risks. Any adverse developments concerning Denbury Resources could have a material adverse effect on our Mississippi System business. Neither our partnership agreement nor any other agreement requires Denbury Resources to pursue a business strategy that favors us or utilizes our Mississippi System. Denbury Resources may compete with us and may manage their transportation system in a manner that could adversely affect our Mississippi System business.

   WE CANNOT CAUSE OUR JOINT VENTURES TO TAKE OR NOT TO TAKE CERTAIN ACTIONS UNLESS SOME OR ALL OF THE JOINT VENTURE PARTICIPANTS AGREE.

         Due to the nature of joint ventures, each participant (including us) in our joint venture, T & P Syngas Supply Company, has made substantial investments (including contributions and other commitments) in that joint venture and, accordingly, has required that the relevant charter documents contain certain features designed to provide each participant with the opportunity to participate in the management of the joint venture and to protect its investment in that joint venture, as well as any other assets which may be substantially dependent on or otherwise affected by the activities of that joint venture. These participation and protective features include a corporate governance structure that consists of a management committee composed of four members, only two of which are appointed by us. In addition, Praxair, the other 50% owner, operates the joint venture facilities. Thus, without the concurrence of the other joint venture participant, we cannot cause our joint venture to take or not to take certain actions, even though those actions may be in the best interest of the joint venture or us. As of April 1, 2005, our aggregate investment in T & P Syngas Supply Company totaled $13.5 million.

   OUR SYNGAS OPERATIONS ARE DEPENDENT ON ONE CUSTOMER.

         Our syngas joint venture has dedicated 100% of its syngas processing capacity to one customer pursuant to a processing contract. The contract term expires in 2016, unless our customer elects to extend the contract for two additional five year terms. If our customer reduces or discontinues its business with us, or if we are not able to successfully negotiate a replacement contract with our sole customer after the expiration of such contract, or if the replacement contract is on less favorable terms, the effect on us will be adverse. In addition, if our sole customer for syngas processing were to experience financial difficulties such that it failed to provide volumes to process, our cash flow from the syngas joint venture could be adversely affected. We believe this customer is creditworthy, but we cannot assure you that unanticipated deterioration of their abilities to meet their obligations to the syngas joint venture might not occur.

RISKS RELATED TO OUR PARTNERSHIP STRUCTURE

   DENBURY AND ITS AFFILIATES HAVE CONFLICTS OF INTEREST WITH US AND LIMITED FIDUCIARY RESPONSIBILITIES, WHICH MAY PERMIT THEM TO FAVOR THEIR OWN INTERESTS TO YOUR DETRIMENT.

         Denbury Resources indirectly owns and controls our general partner. Conflicts of interest may arise between Denbury Resources and its affiliates, including our general partner, on the one hand, and us and our unitholders, on the other hand. As a result of these conflicts, our general partner may favor its own interest and the interest of its affiliates or others over the interest of our unitholders. These conflicts include, among others, the following situations:

         o neither our partnership agreement nor any other agreement requires Denbury Resources to pursue a business strategy that favors us or utilizes our assets. Denbury Resources' directors and officers have a fiduciary duty to make these decisions in the best interest of the stockholders of Denbury Resources;

         o Denbury Resources may compete with us. Denbury Resources owns the largest reserves of CO2 used for tertiary oil recovery east of the Mississippi River and may manage these reserves in a manner that could adversely affect our CO2 business;

         o our general partner is allowed to take into account the interest of parties other than us, such as Denbury Resources, in resolving conflicts of interest;

         o our general partner may limit its liability and reduce its fiduciary duties, while also restricting the remedies available to our unitholders for actions that, without the limitations, might constitute breaches of fiduciary duty;

         o our general partner determines the amount and timing of asset purchases and sales, capital expenditures, borrowings, including for incentive distributions, issuance of additional partnership securities, reimbursements and enforcement of obligations to the general partner and its affiliates, retention of counsel, accountants and service providers, and cash reserves, each of which can also affect the amount of cash that is distributed to our unitholders;

         o our general partner determines which costs incurred by it and its affiliates are reimbursable by us and the reimbursement of these costs and of any services provided by our general partner could adversely affect our ability to pay cash distributions to our unitholders;

         o our general partner controls the enforcement of obligations owed to us by our general partner and its affiliates;

         o our general partner decides whether to retain separate counsel, accountants or others to perform services for us; and

         o in some instances, our general partner may cause us to borrow funds in order to permit the payment of distributions even if the purpose or effect of the borrowing is to make incentive distributions.

         We expect to continue to enter into substantial transactions and other activities with Denbury Resources and its subsidiaries because of the businesses and areas in which we and Denbury Resources currently operate, as well as those in which we plan to operate in the future. Some more recent transactions in which we, on the one hand, and Denbury Resources and its subsidiaries, on the other hand, had a conflict of interest include:

         o        transportation services

         o        pipeline monitoring services; and

         o        CO2 volumetric production payment.

         In addition, Denbury Resources' beneficial ownership interest in our outstanding partnership interests could have a substantial effect on the outcome of some actions requiring partner approval. Accordingly, subject to legal requirements, Denbury Resources makes the final determination regarding how any particular conflict of interest is resolved.

   EVEN IF UNITHOLDERS ARE DISSATISFIED, THEY CANNOT EASILY REMOVE OUR GENERAL PARTNER.

         Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management's decisions regarding our business.

         Unitholders did not elect our general partner or its board of directors and will have no right to elect our general partner or its board of directors on an annual or other continuing basis. The board of directors of our general partner is chosen by the stockholders of our general partner. In addition, if the unitholders are dissatisfied with the performance of our general partner, they will have little ability to remove our general partners. As a result of these limitations, the price at which the common units trade could be diminished because of the absence or reduction of a takeover premium in the trading price.

         The vote of the holders of at least a majority of all outstanding units (excluding any units held by our general partner and its affiliates) is required to remove the general partner without cause. For the definition of "cause," please see "Description of Our Partnership Agreement" in this prospectus. If our general partner is removed without cause, (i) Denbury Resources will have the option to acquire a substantial portion of our Mississippi pipeline system at 110% of its then fair market value, and (ii) our general partner will have the option to convert its interest in us (other than its common units) into common units or to require our replacement general partner to purchase such interest for cash at its then fair market value. In addition, unitholders' voting rights are further restricted by our partnership agreement provision providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than the general partner, its affiliates, their transferees, and persons who acquired such units with the prior approval of the board of directors of the general partner, cannot vote on any matter. Our partnership agreement also contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders' ability to influence the manner of direction of management.

         As a result of these provisions, the price at which our common units trade may be lower because of the absence or reduction of a takeover premium.

   THE CONTROL OF OUR GENERAL PARTNER MAY BE TRANSFERRED TO A THIRD PARTY WITHOUT UNITHOLDER CONSENT, WHICH COULD AFFECT OUR STRATEGIC DIRECTION AND LIQUIDITY.

         Our general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders. Furthermore, there is no restriction in our partnership agreement on the ability of the owner of our general partner from transferring its ownership interest in the general partner to a third party. The new owner of the general partner would then be in a position to replace the board of directors and officers of the general partner with its own choices and to control the decisions taken by the board of directors and officers.

         In addition, unless our creditors agreed otherwise, we would be required to repay the amounts outstanding under our credit facilities upon the occurrence of any change of control described therein. We may not have sufficient funds available or be permitted by our other debt instruments to fulfill these obligations upon such occurrence. A change of control could have other consequences to us depending on the agreements and other arrangements we have in place from time to time, including employment compensation arrangements.

   OUR GENERAL PARTNER AND ITS AFFILIATES MAY SELL UNITS OR OTHER LIMITED PARTNER INTERESTS IN THE TRADING MARKET, WHICH COULD REDUCE THE MARKET PRICE OF COMMON UNITS.

         As of December 31, 2004, our general partner and its affiliates own 688,811 (approximately 7%) of our common units. In the future, they may acquire additional interest or dispose of some or all of their interest. If they dispose of a substantial portion of their interest in the trading markets, the sale could reduce the market price of common units. Our partnership agreement, and other agreements to which we are party, allow our general partner and certain of its subsidiaries to cause us to register for sale the partnership interests held by such persons, including common units. These registration rights allow our general partner and its subsidiaries to request registration of those partnership interests and to include any of those securities in a registration of other capital securities by us.

   OUR GENERAL PARTNER HAS ANTI-DILUTION RIGHTS.

         Whenever we issue equity securities to any person other than our general partner and its affiliates, our general partner and its affiliates have the right to purchase an additional amount of those equity securities on the same terms as they are issued to the other purchasers. This allows our general partner and its affiliates to maintain their percentage partnership interest in us. No other unitholder has a similar right. Therefore, only our general partner may protect itself against dilution caused by the issuance of additional equity securities.

   DUE TO OUR SIGNIFICANT RELATIONSHIPS WITH DENBURY, ADVERSE DEVELOPMENTS CONCERNING DENBURY COULD ADVERSELY AFFECT US, EVEN IF WE HAVE NOT SUFFERED ANY SIMILAR DEVELOPMENTS.

         Through its subsidiaries, Denbury Resources owns 100 percent of our general partner and has historically, with its affiliates, employed the personnel who operate our businesses. Denbury Resources is a significant stakeholder in our limited partner interests, and as with many other energy companies, is a significant customer of ours.

   WE MAY ISSUE ADDITIONAL COMMON UNITS WITHOUT YOUR APPROVAL, WHICH WOULD DILUTE YOUR OWNERSHIP INTERESTS.

         We may issue an unlimited number of limited partners interests of any type without the approval of our unitholders.

         The issuance of additional common units or other equity securities of equal or senior rank will have the following effects:

         o our unitholders' proportionate ownership interest in us will decrease;

         o the amount of cash available for distribution on each unit may decrease;

         o the relative voting strength of each previously outstanding unit may be diminished; and

         o        the market price of our common units may decline.

   OUR GENERAL PARTNER HAS A LIMITED CALL RIGHT THAT MAY REQUIRE YOU TO SELL YOUR COMMON UNITS AT AN UNDESIRABLE TIME OR PRICE.

         If at any time our general partner and its affiliates own more than 80% of the common units, our general partner will have the right, but not the obligation, which it may assign to any of its affiliates or to us, to acquire all, but not less than all, of the common units held by unaffiliated persons at a price not less than their then-current market price. As a result, you may be required to sell your common units at an undesirable time or price and may not receive any return on your investment. You may also incur a tax liability upon a sale of your units.

   THE INTERRUPTION OF DISTRIBUTIONS TO US FROM OUR SUBSIDIARIES AND JOINT VENTURES MAY AFFECT OUR ABILITY TO MAKE PAYMENTS ON INDEBTEDNESS OR CASH DISTRIBUTIONS TO OUR UNITHOLDERS.

         We are a holding company. As such, our primary assets are the equity interests in our subsidiaries and joint ventures. Consequently, our ability to fund our commitments (including payments on our indebtedness) and to make cash distributions depends upon the earnings and cash flow of our subsidiaries and joint ventures and the distribution of that cash to us. Distributions from our joint ventures are subject to the discretion of their respective management committees. Further, each joint venture's charter documents typically vest in its management committee sole discretion regarding distributions. Accordingly, our joint ventures may not continue to make distributions to us at current levels or at all.

   WE DO NOT HAVE THE SAME FLEXIBILITY AS OTHER TYPES OF ORGANIZATIONS TO ACCUMULATE CASH AND EQUITY TO PROTECT AGAINST ILLIQUIDITY IN THE FUTURE.

         Unlike a corporation, our partnership agreement requires us to make quarterly distributions to our unitholders of all available cash reduced by any amounts reserved for commitments and contingencies, including capital and operating costs and debt service requirements. The value of our units and other limited partner interests will decrease in direct correlation with decreases in the amount we distribute per unit. Accordingly, if we experience a liquidity problem in the future, we may not be able to issue more equity to recapitalize.

TAX RISKS TO COMMON UNITHOLDERS

   THE IRS COULD TREAT US AS A CORPORATION FOR TAX PURPOSES, WHICH WOULD SUBSTANTIALLY REDUCE THE CASH AVAILABLE FOR DISTRIBUTION TO YOU.

         The after-tax economic benefit of an investment in the common units depends largely on our being treated as a partnership for federal income tax purposes. We have not requested, and do not plan to request, a ruling from the IRS on this or any other tax matter affecting us.

         If we were treated as a corporation for federal income tax purposes, we would pay federal income tax on our income at the corporate tax rate, which is currently a maximum of 35%. Distributions to you may be taxed again as corporate dividends, and no income, gains, losses or deductions would flow through to you. Because a tax would be imposed upon us as a corporation, our cash available for distribution to you would be substantially reduced. If we were treated as a corporation, there would be a material reduction in the after-tax return to the unitholders, likely causing a substantial reduction in the value of our common units.

         Current law may change so as to cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to entity-level taxation. In addition, because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a tax upon us as an entity, the cash available for distribution to you would be reduced. The partnership agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that subjects us to taxation as a corporation or otherwise subjects us to entity-level taxation for federal, state or local income tax purposes, the minimum quarterly distribution amount and the target distribution amounts will be adjusted to reflect the impact of that law on us.

   A SUCCESSFUL IRS CONTEST OF THE FEDERAL INCOME TAX POSITIONS WE TAKE MAY ADVERSELY AFFECT THE MARKET FOR OUR COMMON UNITS, AND THE COST OF ANY IRS CONTEST WILL BE BORNE BY OUR UNITHOLDERS AND OUR GENERAL PARTNER.

         We have not requested a ruling from the IRS with respect to our treatment as a partnership for federal income tax purposes or any other matter affecting us. The IRS may adopt positions that differ from the conclusions of our counsel expressed in this prospectus or from the positions we take. It may be necessary to resort to administrative or court proceedings to sustain some or all of our counsel's conclusions or the positions we take. A court may not agree with some or all of our counsel's conclusions or positions we take. Any contest with the IRS may materially and adversely impact the market for our common units and the price at which they trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders and our general partner, and these costs will reduce our cash available for distribution.

   YOU MAY BE REQUIRED TO PAY TAXES ON INCOME FROM US EVEN IF YOU DO NOT RECEIVE ANY CASH DISTRIBUTIONS FROM US.

         You will be required to pay any federal income taxes and, in some cases, state and local income taxes on your share of our taxable income even if you receive no cash distributions from us. You may not receive cash distributions from us equal to your share of our taxable income or even the tax liability that results from that income.

   TAX GAIN OR LOSS ON DISPOSITION OF COMMON UNITS COULD BE DIFFERENT THAN EXPECTED.

         If you sell your common units, you will recognize a gain or loss equal to the difference between the amount realized and your tax basis in those common units. Prior distributions to you in excess of the total net taxable income you were allocated for a common unit, which decreased your tax basis in that common unit, will, in effect, become taxable income to you if the common unit is sold at a price greater than your tax basis in that common unit, even if the price is less than your original cost. A substantial portion of the amount realized, whether or not representing gain, may be ordinary income. In addition, if you sell your units, you may incur a tax liability in excess of the amount of cash you receive from the sale.

   TAX-EXEMPT ENTITIES, REGULATED INVESTMENT COMPANIES AND FOREIGN PERSONS FACE UNIQUE TAX ISSUES FROM OWNING COMMON UNITS THAT MAY RESULT IN ADVERSE TAX CONSEQUENCES TO THEM.

         Investment in common units by tax-exempt entities, such as individual retirement accounts (known as IRAs), regulated investment companies (known as mutual funds) and non U.S. persons raises issues unique to them. For example, a significant amount of our income allocated to organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, may be unrelated business taxable income and will be taxable to such a unitholder. Recent legislation treats net income derived from the ownership of certain publicly traded partnerships (including us) as qualifying income to a regulated investment company. However, this legislation is only effective for taxable years beginning after October 22, 2004, the date of enactment. For taxable years beginning prior to the date of enactment, very little of our income will be qualifying income to a regulated investment company. Distributions to non-U.S. persons will be reduced by withholding tax at the highest effective tax rate applicable to individuals, and non U.S. unitholders will be required to file federal income tax returns and pay tax on their share of our taxable income.

   WE ARE REGISTERED AS A TAX SHELTER. THIS MAY INCREASE THE RISK OF AN IRS AUDIT OF US OR YOU.

         We are registered with the IRS as a "tax shelter." Our tax shelter registration number is 97043000153. The federal income tax laws require that some types of entities, including some partnerships, register as tax shelters in response to the perception that they claim tax benefits that may be unwarranted. As a result, we may be audited by the IRS and tax adjustments may be made. Any unitholder owning less than a 1% profit interest in us has very limited rights to participate in the income tax audit process. Further, any adjustments in our tax returns will lead to adjustments in your tax returns and may lead to audits of your tax returns and adjustments of items unrelated to us. You would bear the cost of any expense incurred in connection with an examination of your tax return.

   WE WILL TREAT EACH PURCHASER OF COMMON UNITS AS HAVING THE SAME TAX BENEFITS WITHOUT REGARD TO THE UNITS PURCHASED. THE IRS MAY CHALLENGE THIS TREATMENT, WHICH COULD ADVERSELY AFFECT THE VALUE OF OUR COMMON UNITS.

         Because we cannot match transferors and transferees of common units, we adopt depreciation and amortization positions that may not conform with all aspects of applicable Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to a common unitholder. It also could affect the timing of these tax benefits or the amount of gain from a sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to the common unitholder's tax returns.

   YOU WILL LIKELY BE SUBJECT TO STATE AND LOCAL TAXES IN STATES WHERE YOU DO NOT LIVE AS A RESULT OF AN INVESTMENT IN UNITS.

         In addition to federal income taxes, you will likely be subject to other taxes, including foreign, state and local taxes, unincorporated business taxes and estate inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property, even if you do not live in any of those jurisdictions. You will likely be required to file foreign, state and local income tax returns and pay state and local income taxes in some or all of these jurisdictions. Further, you may be subject to penalties for failure to comply with those requirements. We own assets and do business in Texas, Louisiana, Mississippi, Alabama, Florida, and Oklahoma. Louisiana, Mississippi, Alabama, Florida, and Oklahoma currently impose a personal income tax. It is your responsibility to file all United States federal, foreign, state and local tax returns. Our counsel has not rendered an opinion on the state or local tax consequences of an investment in the common units.



                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      GENESIS ENERGY, L.P.
                                      (A Delaware Limited Partnership)

                                  By: GENESIS ENERGY, INC., as
                                         General Partner


Date:  January 9, 2006            By:     /s/  ROSS A. BENAVIDES
                                      ----------------------------
                                      Ross A. Benavides
                                      Chief Financial Officer